SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 19, 2001

                         Commission File Number 33-82034


                          INDIANTOWN COGENERATION, L.P.
            (Exact name of co-registrant as specified in its charter)

      Delaware                                        52-1722490
      --------                                        ----------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)



                   Indiantown Cogeneration Funding Corporation
            (Exact name of co-registrant as specified in its charter)

       Delaware                                       52-1889595
       --------                                       ----------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)



                      7500 Old Georgetown Road, 13th Floor
                          Bethesda, Maryland 20814-6161
              (Registrants' address of principal executive offices)


                                 (301)-718-6800
              (Registrants' telephone number, including area code)

Item 5. Other Events.

General

        On  December  19,  2000,  Florida  Power &  Light  Company  ("FPL")  and
Indiantown Cogeneration, L.P. (the "Partnership") participated in a mediation conference with respect to the pending litigations described below. As a result of this conference, FPL and the Partnership executed two Settlement Agreements intended to resolve all pending litigation. Only the Settlement Agreement for the pending federal court litigation requires amendment of the power sales agreement. The amendment must be approved by the Florida Public Service
Commission, and certain conditions set forth in the Indenture for the Bonds, including confirmation of the Bonds' investment grade rating, must be met for it to become effective.

Settlement of Pending Federal Court Litigation
----------------------------------------------

        An outline of the business terms set forth in this Settlement Agreement provides that if the Facility is off-line for any reason, the Partnership shall have the right, upon up to 6 hours notice and subject only to safety and system reliability issues, to reconnect to FPL's system and produce up to 100 MW. The Settlement Agreement provides that if this occurs when FPL has decommitted the Facility, the Partnership will be paid FPL's actual "as available" energy rates for the first 360 of such hours each year (in this context, "as available" energy costs reflect actual energy production costs avoided by FPL resulting from the production or purchase of energy from the Facility and other sources). If fewer than 360 hours are used in any year, FPL may carry the balance forward, not to exceed a total of 1440 hours in any year. If the hours accumulated exercising this reconnection right exceed FPL's balance, the Partnership will be paid for energy produced during those hours at the energy rates set forth under the power sales agreement.

        Management of the Partnership believes that this resolution provides the Partnership with the flexibility it requires to maintain its Qualifying Facility status without materially adversely affecting the Project.

Settlement on New State Court Litigation
----------------------------------------

        On December 12, 2000, FPL filed a complaint against the Partnership in the Circuit Court of the 19th Judicial District in and for Martin County, Florida. In its complaint, FPL alleged that the Partnership breached the power sales agreement by failing to include certain payments from its coal supplier and its coal transporter in the Partnership's calculation of its fuel costs which are included in the calculation of the actual energy costs under the power sales agreement. The power sales agreement requires a sharing of actual energy costs between FPL and the Partnership to the extent the actual costs differ (either upward or downward) from a formula contained in the agreement. FPL sought unspecified damages and declaratory relief including a finding that the Partnership breached the power sales agreement. The Settlement Agreement provides that the Partnership will include in future calculations of its fuel costs all costs, credits, rebates, discounts, and allowances/concessions from all past, current or future vendors of fuel, ash, lime, and fuel transportation subject to execution of a definitive agreement embodying the terms of this Settlement

Agreement. The Partnership will make a one time payment of $800,000 to FPL as settlement for disputed amounts under fuel audits performed for calendar years 1997 and 1998.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Indiantown Cogeneration, L.P.
                                    (Co-Registrant)


Date:   January 19, 2001           ___________________________________
                                   John R. Cooper
                                   Vice President
                                   (Chief Financial Officer)



                                   Indiantown Cogeneration Funding
                                   Corporation
                                   (Co-Registrant)

Date:   January 19, 2001           ________________________________
                                   John R. Cooper
                                   Vice President
                                   (Chief Financial Officer)